UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2020

LEPOTA INC.

(Exact name of registrant as specified in its charter)

Nevada	333-198808	47-1549749
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

 Room 6509B, 65/F, SEG Plaza, No. 1002 Huaqiang North Road,

Futian District, Shenzhen, 518028, China

+86 755-86819100

 (Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.01 Changes in Control of Registrant.

On February 18, 2020, as a result of a private transaction, 5,000,000 shares of common stock (the “Shares”) of Lepota Inc. (the “Company”), have been transferred from Rene Lawrence to the Purchasers listed on Exhibit 99.2 (the “ Purchasers ”), with Zhao Lixin becoming a 53.8% holder of the voting rights of the Company, and the Purchasers becoming the controlling shareholders. The consideration paid for the Shares, which represent 67.3% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $257,160. The source of the cash consideration for the Shares was personal funds of the Purchasers. In connection with the transaction, Iurii Iurtaev, the Director and an officer of the Company, and Rene Lawrence, Secretary of the Company, released the Company from all debts owed.

There are no arrangements or understandings among members of both the former and new control persons, officers, directors, and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the change of control of the Company, which occurred on February 18, 2020, the existing director and officers resigned immediately. Accordingly, Iurii Iurtaev, serving as the President, Chief Executive Officer, Chief Financial Officer, Treasurer and as a Member of the Board of Directors, ceased to be the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director. Rene Lawrence, serving as the Secretary, ceased to be the Company’s Secretary. At the effective date of the transfer, Zhao Lixin has consented to act as the new President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

Mr. Zhao Lixin, age 42, graduated from Qingdao University of Technology with a bachelor degree in Mechanical Design in 2000.

From January 2016 till now, Mr. Zhao has worked at Liaocheng Yili Network Information Technology Company Limited (“LYN”), as company chairman. He is responsible for making company decisions and strategizing the company direction for LYN. Furthermore, he is involved in the technology innovation part for LYN in order to fulfill the company development and society needs. Since July 2019, he has worked as a research officer of the Muyan Block Chain (Digital Assets) Business Model Research Institute of China Management Science Research Institute. His main role is to give advices and ideas on the feasibility of corresponding digital assets operation developments.

In September 2018, he won the "Top Ten Innovative People in Leading China's Economic Development Industry" Award in China, for rewarding his contribution in the block chain technology development field.

With sufficient experience in planning and management work, Mr. Zhao has been appointed as a Chief Executive Officer, President, Secretary, Treasurer and Chairman of Board of Directors of the Company in February 2020.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	WAIVER AND CONSENT TO ACTIONS IN LIEU OF A SPECIAL MEETING OF THE DIRECTOR OF LEPOTA INC.
99.2	STOCK PURCHASE AGREEMENT, DATED FEBRUARY 18, 2020, BY AND AMONG RENE LAWRENCE, THE PURCHASERS, AND THE COMPANY.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEPOTA INC.

/s/ Zhao Lixin Zhao Lixin
Chief Executive Officer, President

Date: February 19, 2020